     As filed with the Securities and Exchange Commission on October 1, 1999
                                                         Registration No. 333-**
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                 STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                              71-0788538
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

         234 EAST MILLSAP ROAD
           FAYETTEVILLE, AR                             72703
  (Address of principal executive offices)            (Zip Code)

                                 STAFFMARK, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 STAFFMARK, INC.
                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                             GORDON Y. ALLISON, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 STAFFMARK, INC.
                              234 EAST MILLSAP ROAD
                             FAYETTEVILLE, AR 72703
                     (Name and address of agent for service)
                                 (501) 973-6000
          (Telephone number, including area code, of agent for service)

                           ---------------------------

                         Copy of all communications to:
                              BRIAN J. LYNCH, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                             PHILADELPHIA, PA 19103
                                 (215) 963-5523

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                   Proposed maximum       Proposed maximum
    Title of securities        Amount to be         offering price           aggregate                   Amount of
     to be registered           registered            per share            offering price           registration fee(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par            2,800,000(1)(3)          $ 7.79 (4)            $ 21,812,000                 $ 6,063.74
value $.01 per share
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par              700,000(2)(3)          $ 7.79 (4)            $  5,453,000                 $ 1,515.93
value $.01 per share
==========================================================================================================================

(1) This Registration Statement registers an additional 2,800,000 shares of Common Stock of StaffMark, Inc. (the "Company") issuable pursuant to the terms of the Company's Amended and Restated 1996 Stock Option Plan, which along with a prior registration statement registering 1,700,000 shares of Common Stock of the Company, results in 4,500,000 shares of the Company's Common Stock being registered under the Securities Act of 1933 under such plan. See Registration Statement No. 333-30209 previously filed by the Company on Form S-8 and declared effective June 27, 1997.

(2) The 1999 Employee Stock Purchase Plan (the "1999 ESPP") supersedes the Company's Employee Stock Purchase Plan (the "ESPP"). This Registration Statement registers, for issuance under the 1999 ESPP, a number of shares of Company Common Stock equal to 700,000 plus such number of authorized but unissued shares of Company Common Stock under the ESPP as of October 1, 1999. See Registration Statement No. 333-29689 previously filed by the Company on Form S-8 and declared effective on June 20, 1997.

(3) This Registration Statement also covers any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction.

(4) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sale prices of shares of Common Stock on September 24, 1999, reported on the Nasdaq National Market.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required to be included in
Part I of this Registration Statement will be given or sent to all persons who participate in the StaffMark, Inc. 1999 Employee Stock Purchase Plan and the StaffMark, Inc. Amended and Restated 1996 Stock Option Plan (hereinafter collectively referred to as the "Plans"), as specified by Rule 428 under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by StaffMark, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                  (c) The description of the Common Stock of the Company that is contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 17, 1996 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part hereof.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws provide that Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request to the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company, as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful, except that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article Eight of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

         In accordance with Delaware law and its bylaws, the Company has entered into indemnification agreements with its directors and officers pursuant to which it will agree to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they are not entitled to indemnification.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

     EXHIBIT NUMBERS                DESCRIPTION
     ---------------                -----------
          4.1            Certificate of Incorporation of the Company
                         (Incorporated by reference from Exhibit 3.1 to the
                         Company's Registration Statement on Form S-1 (File No.
                         333-7513)).

          4.2            Certificate of Amendment of Certificate of
                         Incorporation (Incorporated by reference from Exhibit
                         3.2 to the Company's Registration Statement on Form S-1
                         (File No. 333-7513)).

          4.3            Certificate of Amendment of Certificate of
                         Incorporation (Incorporated by reference from Exhibit
                         3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

          4.4            Amended and Restated By-Laws of the Company, as amended
                         (Incorporated by reference from Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999).

          4.5            Form of certificate evidencing ownership of Common
                         Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on
                         Form S-1 (File No. 333-7513)).

          4.6            StaffMark, Inc. 1999 Employee Stock Purchase Plan.

          4.7            StaffMark, Inc. Amended and Restated 1996 Stock Option
                         Plan.

          5              Opinion of Morgan, Lewis & Bockius LLP.

          23.1           Consent of Arthur Andersen LLP.

          23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5).

          24 Power of Attorney (included as part of the signature page).


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        provided, however, that subparagraphs (a)(1)(i) and
                  (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on this 30th day of September , 1999.

                                             STAFFMARK, INC.

                                             By: /s/ CLETE T. BREWER
                                                ------------------------------
                                                Clete T. Brewer
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Clete T. Brewer, Terry C. Bellora and Gordon Y. Allison, and each of such officers acting singly, his true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


NAME                             TITLE                                                         DATE
----                             -----                                                         ----

/s/ CLETE T. BREWER
----------------------------     Chairman, Chief Executive Officer and Director                September 30, 1999
Clete T. Brewer                  (Principal Executive Officer)

/s/ STEPHEN R. BOVA
----------------------------     President, Chief Operating Officer and Director               September 30, 1999
Stephen R. Bova

/s/ TERRY C. BELLORA
----------------------------     Chief Financial Officer (Principal Financial Officer)         September 30, 1999
Terry C. Bellora

/s/ ALEX STALLINGS
----------------------------     Vice President, Controller (Principal Accounting Officer)     September 30, 1999
Alex Stallings

/s/ W. DAVID BARTHOLOMEW
----------------------------     President -- Commercial Staffing Division and Director        September 30, 1999
W. David Bartholomew

/s/ STEVEN E. SCHULTE
----------------------------     Executive Vice President -- Administration and Director       September 30, 1999
Steven E. Schulte


----------------------------     President -- Clinical Trials Support Services Division and    September   , 1999
Janice Blethen                   Director


----------------------------     Director                                                      September   , 1999
William J. Lynch

/s/ R. CLAYTON MCWHORTER
----------------------------     Director                                                      September 30, 1999
R. Clayton McWhorter

/s/ CHARLES A. SANDERS, M.D.
----------------------------     Director                                                      September 30, 1999
Charles A. Sanders, M.D.


----------------------------     Director                                                      September 30, 1999
Bob L. Martin

                                INDEX TO EXHIBITS

     EXHIBIT NUMBERS                DESCRIPTION
     ---------------                -----------
          4.1            Certificate of Incorporation of the Company
                         (Incorporated by reference from Exhibit 3.1 to the
                         Company's Registration Statement on Form S-1 (File No.
                         333-7513)).

          4.2            Certificate of Amendment of Certificate of
                         Incorporation (Incorporated by reference from Exhibit
                         3.2 to the Company's Registration Statement on Form S-1
                         (File No. 333-7513)).

          4.3            Certificate of Amendment of Certificate of
                         Incorporation (Incorporated by reference from Exhibit
                         3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

          4.4            Amended and Restated By-Laws of the Company, as amended
                         (Incorporated by reference from Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1999).

          4.5            Form of certificate evidencing ownership of Common
                         Stock of the Company (Incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on
                         Form S-1 (File No. 333-7513)).

          4.6            StaffMark, Inc. 1999 Employee Stock Purchase Plan.

          4.7            StaffMark, Inc. Amended and Restated 1996 Stock Option
                         Plan.

          5              Opinion of Morgan, Lewis & Bockius LLP.

          23.1           Consent of Arthur Andersen LLP.

          23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5).

          24 Power of Attorney (included as part of the signature page).